Exhibit 10.28

FIRST AMENDMENT TO PARAGON CENTRE MASTER LEASE AGREEMENT

THIS FIRST AMENDMENT TO PARAGON CENTRE MASTER LEASE AGREEMENT (this “First Amendment”) is made and entered into this 13th day of December, 2019 by and between Paragon Centre Holdings, LLC, a Kentucky limited liability company (“Landlord”), and TEXAS ROADHOUSE, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord, as landlord, and Texas Roadhouse Holdings LLC, a Kentucky limited liability company (“Original Tenant”), as tenant, entered into that certain Paragon Centre Master Lease Agreement dated October 26, 2018 (as the same may be amended, modified and/or supplemented, the “Lease”) relating to that certain office project located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 and 6060 Dutchmans Lane, Louisville, Kentucky 40205 more particularly described therein and consisting of (i) an approximately 62,148 square foot structure situated upon the property commonly known as One Paragon Centre, (ii) an approximately 65,918 square foot structure situated upon the property commonly known as Two Paragon Centre, (iii) a soon-to-be constructed 4,750 square foot structure to be situated upon the property between One Paragon Centre and Two Paragon Centre, and (iv) parking areas and other improvements serving such buildings (collectively, the “Project”);

WHEREAS, Tenant is successor-by-assign to Original Tenant and is now the tenant under the Lease; and

WHEREAS, Landlord and Tenant desire to amend the terms and conditions of the Lease in accordance with the terms and conditions of the First Amendment.

AMENDMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord and Tenant hereby agree as follows:

1.Recitals; Defined Terms. The recitals set forth above are true and accurate and are hereby incorporated herein by reference. Except as specifically set forth herein, all capitalized terms shall have the same meanings as set forth in the Lease.

2. Insurance.  Notwithstanding anything to the contrary contained in the Lease, as amended hereby, including, without limitation, Section 7.4(a) of the Lease, Landlord and Tenant acknowledge and agree that Tenant shall maintain, or cause to be maintained, broad form “special cause of loss form” (formerly known as “All-Risk”) property insurance on the Building during the Term of the Lease, with coverage including, but not limited to, the perils covered by standard Fire and Extended Coverage Insurance, for one hundred percent (100%) of the actual replacement cost of the Building,  naming Landlord and Landlord’s lender (to the extent Landlord has provided written notice to Tenant of the same) as a loss payee as its interests may appear.  The insurance required to be maintained by Tenant under this Section 2 shall satisfy the terms and conditions set forth in Section 7.4(b) of the Lease, including Tenant’s right to obtain any policies of insurance required by Tenant through blanket or master policies insuring other entities or properties owned or controlled by Tenant (provided that the per location limits specified herein are allocated to the Building).

3.Miscellaneous.  Except as otherwise expressly set forth in this First Amendment, the Lease shall remain in full force and effect according to its terms and shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.  This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  This First Amendment shall be binding on the parties when executed and delivered by the parties to one another by facsimile and/or other electronic transmission, but each party promptly following such execution and delivery shall deliver an originally executed counterpart to the other party.  It is understood and agreed that the Lease, as amended hereby, is in full force and effect and has not been modified, supplemented, or amended in any way by any written or oral agreements between Landlord and Tenant, except as expressly set forth in this First Amendment.  The parties hereto each represent and warrant that it has full power and lawful authority to enter into and perform its obligations under this First Amendment, and that the person or persons signing on its behalf has been duly authorized to do so.

[Signature Page Follows]

WITNESS WHEREOF, the parties have executed and delivered the First Amendment as of the date first written above.

LANDLORD:

PARAGON CENTRE HOLDINGS, LLC,

a Kentucky limited liability company

By: ___    /s/ David W. Nicklies______    ____ __

Name:  David W. Nicklies

Title:    Manager

TENANT:

TEXAS ROADHOUSE, INC.,

a Delaware corporation

By:     /s/ Russell Arbuckle

Name:          Russell Arbuckle

Title:       Senior Director of Real Estate